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                                                                     EXHIBIT 5.1

                             [Jones Day Letterhead]

                                February 5, 2004

OMNOVA Solutions Inc.
175 Ghent Road
Fairlawn, Ohio 44333

         Re:   Registration Statement on Form S-3 filed by OMNOVA Solutions Inc.

Ladies and Gentlemen:

        We have acted as counsel for OMNOVA Solutions Inc., an Ohio corporation (the "Company"), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Company of: (i) debt securities ("Debt Securities"), in one or more series, which may be senior or subordinated in priority of payment, certain of which may be convertible into or exchangeable for common shares, par value $0.10 per share, of the Company (the "Common Shares") or shares of serial preferred stock, par value $1.00 per share, of the Company ("Serial Preferred Stock") or issuable upon the conversion or exchange of shares of Serial Preferred Stock or the exercise of a warrant to purchase Debt Securities; (ii) Common Shares; (iii) shares of Serial Preferred Stock, certain of which may be convertible into or exchangeable for Common Shares or Debt Securities or issuable upon the exercise of a warrant to purchase Serial Preferred Stock; (iv) depositary shares representing fractional interests in Serial Preferred Stock (the "Depositary Shares") or issuable upon the exercise of a warrant to purchase Depositary Shares; and (v) warrants to purchase Common Shares, Serial Preferred Stock, Depositary Shares or Debt Securities ("Warrants," such Debt Securities, Common Shares, Serial Preferred Stock, Depositary Shares and Warrants are collectively referred to herein as, the "Securities" and each, a "Security"), in each case as contemplated by the Company's Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (the "Registration Statement"). The Securities may be issued from time to time pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act").

        In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to further limitations, qualifications and assumptions set forth herein, we are of the opinion that:


   1. The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

   2. The Common Shares, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company's Board of Directors (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

   3. The shares of Serial Preferred Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the

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OMNOVA Solutions Inc.
February 5, 2004
Page 2

        Company's Board of Directors (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

   4. The Depositary Shares, upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof) may determine, will be validly issued.

   5. The Warrants, upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

        In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective;
(ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the "Commission"), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions of the Company's Board of Directors (or a duly authorized committee thereof), the Company's Articles of Incorporation and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities, including Common Shares, Serial Preferred Stock or Debt Securities issuable upon conversion, exchange, or exercise of any other security, will have been duly authorized and reserved for issuance from the applicable class of capital stock of the Company, in each case within the limits of such class of capital stock then remaining authorized but unreserved and unissued; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company's Board of Directors (or a duly authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; and (vi) all Securities will be issued in compliance with applicable federal and state securities laws.

        With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) an Indenture with respect to such Debt Securities will have been duly executed and delivered by the Company and the applicable Trustee in a form approved by us, and such Indenture will have been qualified under the Trust Indenture Act of 1939; (ii) all terms of such Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provision of the applicable Indenture and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by the Company and the applicable Trustee; and (iii) such Debt Securities will be duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture.

        With respect to any Securities consisting of Serial Preferred Stock, we have further assumed that the Company issues and delivers the shares after the filing with the Secretary of State of the State of Ohio of a certificate of amendment to the Company's Articles of Incorporation, approved by us, establishing the designations, preferences and rights of the class or series of the Serial Preferred Stock being issued. With respect to any Securities consisting of

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OMNOVA Solutions Inc.
February 5, 2004
Page 3

Depositary Shares, we have further assumed that the Depositary Shares are (i) issued and delivered after due authorization, execution and delivery of the deposit agreement, approved by us, relating to the Depositary Shares to be entered into between the Company and an entity (the "Depositary") selected by the Company to act as depository (the "Deposit Agreement"), and (ii) issued after the Company deposits with the Depositary shares of the Serial Preferred Stock to be represented by such Depositary Shares that are duly authorized, validly issued and fully paid as contemplated by the Registration Statement and the Deposit Agreement. With respect to any Securities consisting of Warrants, we have further assumed that (i) the warrant agreement, approved by us, relating to the Warrants (the "Warrant Agreement") to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the "Warrant Agent") will have been duly authorized, executed and delivered by the Company, and (ii) the Warrants are duly authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

        Our opinions set forth in paragraphs 1 and 5 are limited by bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability relating to or affecting creditors' rights generally, by general equitable principles, whether such principles are considered in a proceeding at law or at equity.

        In rendering the foregoing opinions, we have relied as to certain factual matters upon certificates of officers of the Company, and we have not independently checked or verified the accuracy of the statements contained therein. The opinions expressed herein are limited to the federal securities laws of the United States of America, the laws of the State of New York and the laws of the State of Ohio, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                             Very truly yours,


                                             /s/ Jones Day